Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of Neuberger Berman Equity Funds

In planning and performing our audits of the financial statements of Neuberger Berman Climate Change Fund (Climate Change), Neuberger Berman Dividend Fund (Dividend), Neuberger Berman Equity
Income Fund (Equity Income), Neuberger Berman Focus Fund
(Focus), Neuberger Berman Genesis Fund (Genesis),
Neuberger Berman Global Real Estate Fund (Global
Real Estate), Neuberger Berman Guardian Fund
(Guardian), Neuberger Berman International
Fund (International), Neuberger Berman
International Institutional Fund (International
Institutional), Neuberger Berman International
Large Cap Fund (International Large Cap),
Neuberger Berman Partners Fund (Partners),
Neuberger Berman Real Estate Fund (Real Estate), and Neuberger Berman Select Equities Fund
(Select Equities), thirteen of the series of Neuberger
Berman Equity Funds (the Trust), as of and for the year ended August 31, 2008 for Climate
Change, Dividend, Equity Income, Focus, Genesis,
Guardian, International, International
Institutional, International Large Cap, Partners,
Real Estate, Select Equities and the period from May 1, 2008 (commencement of operations) to
August 31, 2008 for Climate Change, the period from October 2, 2007 (commencement of operations) to August 31, 2008 for Global Real Estate, and the period from December 20, 2007 (commencement of operations) to August 31, 2008 for Select Equities, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of August
31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of Neuberger Berman Equity Funds and the
Securities and Exchange Commission and
is not intended to be and should not be used by anyone other than these specified parties.


Boston, Massachusetts
October 22, 2008